UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026
ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 2, 2026, ADMA Biologics, Inc. (the “Company”) issued a press release related to the matters described in Item 8.01 of this Current Report on Form 8-K. The press release is furnished hereto as Exhibit 99.1* and is incorporated by reference herein.

Item 8.01	Other Events.

On March 2, 2026, the Company entered into an accelerated share repurchase agreement (the “ASR Agreement”) with JPMorgan Chase Bank, National Association (“JPMorgan”) to repurchase $125 million of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as part of the Company’s previously announced $500 million share repurchase program (the “Share Repurchase Program”), as disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2025. The Company will fund the accelerated share repurchases with borrowings under its existing $225 million revolving credit facility with JPMorgan Chase Bank, N.A.

Under the terms of the ASR Agreement, the Company will pay JPMorgan an aggregate upfront amount of $125 million and will initially receive approximately 6.4 million shares of its Common Stock on or about March 3, 2026, representing approximately 80% of the shares expected to be repurchased under the ASR Agreement, based on the closing price of ADMA’s Common Stock of $15.57 per share on February 27, 2026. The total number of shares ultimately repurchased will be based on the average of the daily volume-weighted average price of the Company’s Common Stock during the term of the ASR Agreement, less an agreed discount, and is expected to be completed within the next five months. At final settlement, the Company may receive additional shares or, under certain limited circumstances, may be required to deliver shares or make a cash payment, pursuant to the terms of the ASR Agreement.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	ADMA Biologics, Inc. Press Release, dated as of March 2, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2026	ADMA Biologics, Inc.

	By:	/s/ Adam S. Grossman
		Name:	Adam S. Grossman
		Title:	President and Chief Executive Officer